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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 22, 2000
               (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

              0-9204                                    74-1492779
       (COMMISSION FILE NO.)                 (IRS EMPLOYER IDENTIFICATION NO.)


                               5735 PINELAND DRIVE
                                    SUITE 235
                               DALLAS, TEXAS 75231
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 22, 2000, EXCO Resources, Inc. ("EXCO") completed the acquisition of certain oil and natural gas properties located in various counties in West, South, North and Central Texas; Southeast and Northwest New Mexico; Southern Louisiana; Northeastern Colorado; Western Nebraska; Clarke, Jones, and Perry Counties in Mississippi; Beaver and Cleveland Counties in Oklahoma; Meade County in Kansas; and Campbell, Converse, and Niobrara Counties in Wyoming (the "Central Properties") from Central Resources, Inc. (the "Seller"). The properties consist of 1,890 producing oil and natural gas wells. Under terms of the acquisition, EXCO became operator of 217 of the wells effective October 1, 2000. As of June 1, 2000, estimated total proved reserves net to EXCO's interest included 8.3 million barrels (Bbl) of oil and natural gas liquids and 37.3 billion cubic feet (Bcf) of natural gas. Production for August 2000, net to EXCO's interest was approximately 1,440 Bbl of oil per day and 5.2 million cubic feet (Mmcf) of natural gas per day.

The purchase price consisted of $48.0 million cash ($44.9 million after contractual adjustments) and warrants to purchase 200,000 shares of EXCO common stock at $11.00 per share. The cash consideration was paid from existing working capital and borrowings of $39.4 million under EXCO's amended and restated credit agreement. The effective date of the acquisition was June 1, 2000. The purchase price was determined through arms-length negotiations between the parties taking into account reserve estimates and other items customarily considered in acquisitions of this type.

         Purchase and Sale Agreement. The Central Properties were acquired pursuant to the terms of a Purchase and Sale Agreement (the "Purchase Agreement") dated as of August 31, 2000, entered into between the Seller and EXCO. The Purchase Agreement includes representations, warranties, covenants, indemnities and closing conditions customary for transactions of this type.

         Warrant Agreement and Form of Registration Rights Agreement. As part of the consideration paid for the acquisition of the Central Properties, EXCO (the "Issuer") issued a warrant to Central Resources, Inc. (the "Registered Holder") to purchase 200,000 shares of EXCO common stock for $11.00 per share. This warrant expires on September 22, 2003. Under terms of a Registration Rights Agreement, a Registered Holder may make one written demand registration request to the Issuer to file a Form S-3 registration statement for the resale of any securities purchased under terms of the warrant agreement. A Registered Holder may also elect to have the securities included in a registration statement when the Issuer files a public offering of equity securities solely for cash, referred to as piggyback registration rights.

         Amended and Restated Credit Agreement. On September 22, 2000, EXCO entered into an Amended and Restated Credit Agreement (the "Credit Agreement") with Bank of America, N.A., as administrative agent, Bank One, Texas, N.A., as syndication agent, and a syndicate of banks as lenders. The Credit Agreement provides for borrowings up to $150 million, subject to borrowing base limitations. The banks have sole discretion to determine the borrowing base based on their valuation of EXCO's reserves valued semi-annually.


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         The Credit Agreement consists of a regular revolver, which on September
22, 2000, had a borrowing base of $45.0 million. At September 30, 2000, EXCO had approximately $5.0 million available for borrowing under the Credit Agreement. A portion of the borrowing base is available for the issuance of letters of credit. All borrowings under the Credit Agreement are secured by a first lien mortgage providing a security interest in 80% of the oil and natural gas properties owned by EXCO including mineral interests. Under the Credit
Agreement, EXCO is required to pay a fee equal to .25% on any accepted increase in the borrowing base in excess of the previously determined borrowing base and an unused commitment fee of .30% to .425% based on the ratio of outstanding credit to the borrowing base.

         The Credit Agreement provides that if the aggregate outstanding indebtedness of EXCO is less than 50% of the borrowing base, then advances will bear interest at 1.0% over LIBOR. If the borrowing base usage equals or exceeds 50% but is less than or equal to 70%, then advances will bear interest at 1.25% over LIBOR. If the borrowing base usage is greater than 70% but is less than or equal to 90%, then advances will bear interest at 1.5% over LIBOR. If the borrowing base usage exceeds 90%, then advances will bear interest at 1.75%.

         The Credit Agreement matures on September 22, 2003. There are no scheduled principal payments due on the Credit Agreement until maturity. The next borrowing base redetermination is scheduled for April 30, 2001, and on or about each October 31 and April 30, thereafter. A borrowing base deficiency is created in the event that the outstanding loan balances exceed the borrowing base. If a borrowing base deficiency were to exist after giving effect to a redetermination, then EXCO would have to do one of the following:

         o    make a lump sum payment equal to the deficiency;

         o make six consecutive mandatory prepayments of principal on the revolving loan each of which shall be in the amount of one sixth (1/6th) of the amount of the borrowing base deficiency; or

         o provide additional collateral acceptable to the banks in their sole discretion sufficient to increase the borrowing base and eliminate the deficiency.

         Under the terms of the Credit Agreement, EXCO must not permit its consolidated current assets to consolidated current liabilities to be less than
1.0 to 1.0 at any time. Furthermore, EXCO must maintain a minimum consolidated tangible net worth equal to $35 million plus (i) subsequent to June 30, 2000, 50% of consolidated cumulative net income and (ii) an amount equal to 75% of the net proceeds received from the issuance of any equity securities after June 30, 2000. Additionally, the Credit Agreement contains a number of other covenants regarding the liquidity and capital resources of EXCO, including restrictions on the ability to incur indebtedness at any time in an amount exceeding $500,000, restrictions to pledge assets outside of the Credit Agreement, and currently prohibits the payment of dividends on our capital stock. The Credit Agreement also requires that EXCO hedge at least 75% but not more than 80% of projected oil production from the existing proved producing mineral interests of EXCO in addition to the acquired proved producing mineral interests for not less than 30 months following the closing date.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                  As permitted by Form 8-K, the required historical financial statements in respect of the Central Properties will be filed by amendment to this Form 8-K no later than December 6, 2000.

         (b)      Pro Forma Financial Information.

                  Pro Forma Combined Condensed Financial Statements of EXCO Resources, Inc. for the year ended December 31, 1999 and the six months ended June 30, 2000 with respect to the acquisition of the Central Properties will be filed by amendment to this Form 8-K no later than December 6, 2000.

         (c)      Exhibits.

                  Number   Document

                  10.1 Purchase and Sale Agreement between Central Resources, Inc., as seller, and EXCO Resources, Inc., as buyer, dated August 31, 2000.

                  10.2 Amended and Restated Credit Agreement among EXCO Resources, Inc., as borrower, Bank of America, N.A., as administrative agent, Bank One, Texas, N.A., as syndication agent and the financial institutions listed on Schedule I, dated September 22, 2000.

                  10.3 Warrant Agreement including Exhibit 3, the Form of Registration Rights Agreement among EXCO Resources, Inc., as issuer , and Central Resources, Inc., as registered holder, dated September 22, 2000, as Exhibit E to the Purchase and Sale Agreement between Central Resources, Inc., as seller, and EXCO Resources, Inc., as buyer, dated August 31, 2000.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             EXCO RESOURCES, INC.


                             By:   /s/ J. Douglas Ramsey
                                ------------------------------------------------
                                  J. Douglas Ramsey, Vice President and Chief
                                  Financial Officer


Dated: October 2, 2000




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                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER                        DESCRIPTION
         -------                       -----------
         10.1     Purchase and Sale Agreement between Central Resources, Inc., as seller, and EXCO Resources, Inc., as buyer, dated August
                  31, 2000.

         10.2     Amended and Restated Credit Agreement among EXCO Resources,
                  Inc., as borrower, Bank of America, N.A., as administrative agent, Bank One, Texas, N.A., as syndication agent and the financial institutions listed on Schedule I, dated September
                  22, 2000.

         10.3     Warrant Agreement including Exhibit 3, the Form of
                  Registration Rights Agreement among EXCO Resources, Inc., as issuer , and Central Resources, Inc., as registered holder, dated September 22, 2000, as Exhibit E to the Purchase and
                  Sale Agreement between Central Resources, Inc., as seller, and
                  EXCO Resources, Inc., as buyer, dated August 31, 2000.